Exhibit 99.1

AMENDMENT #3

TO MODIFICATION AGREEMENT

AMONG ORBITAL INFRASTRUCTURE GROUP, INC., KURT A. JOHNSON JR. AND TIDAL POWER GROUP LLC

(this “Amendment”)

WHEREAS, ORBITAL ENERGY GROUP, INC. (“OEG”), has issued its promissory note dated November 17, 2021 payable to TIDAL POWER GROUP LLC (“Tidal”) in the original principal amount of $51,384,000.00 (the “Tidal Original Note”), its promissory note dated November 17, 2021 payable to KURT A. JOHNSON (“Johnson”) in the original principal amount of $34,356,000.00 (the “Johnson Original Note” and together with the Tidal Original Note, the “Original Notes”), and its promissory note dated November 17, 2021 payable to Johnson in the original principal amount of $1,090,000.00 (the “Johnson Supplemental Note” and together with the Original Notes, the “Notes”);

WHEREAS, on or about March 9, 2022, OEG, Tidal and Johnson executed and delivered that certain Promissory Notes & Lock-up Letter Agreement (as heretofore amended by that certain Amendment to Modification Agreement effective May 6, 2022 and Amendment #2 to Modification Agreement effective November 16, 2022, the “Modification Agreement”) and amendments to the Original Notes (the “Original Note Amendments”);

WHEREAS, on July 21, 2022, the shareholders of OEG approved a Conversion Plan whereby OEG was converted into Orbital Infrastructure Group, Inc., a Texas corporation (“OIG”) as of July 29, 2022, all of the outstanding shares of OEG were automatically converted in shares of OIG as of July 29, 2022, and OIG succeeded to all of the liabilities and obligations of OEG asw of July 29, 2022;

WHEREAS, the Parties wish to further amend the Modification Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of value received, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

1.    This Amendment is entered into pursuant to Paragraph No. 5 of the Modification Agreement and shall be effective as of November 30, 2022. Except as set forth in this Amendment, all of the terms of the Modification Agreement shall remain in full force and effect.

2.    All references to OEG in the Purchase Agreement, the Notes, the Johnson Lockup Letter, the Tidal Lockup Letter, the Modification Agreement and the Original Note Amendments shall be a reference to OIG and all references to the Closing Stock Consideration shall refer to the common stock of OIG,

3.    Section 3(ii) of the Modification Agreement is amended to read as follows in its entirety:

(ii)         Amend the Restriction Period under the Tidal Lockup Letter and the Johnson Lockup Letter to be from the Closing until April 1, 2023.

4.    Any reference to the Modification Agreement in the Original Note Amendments shall refer to the Modification Agreement as amended by this Amendment.

5.    This Amendment shall be governed by and construed in accordance with the laws of the State of Texas. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. No amendment or waiver of any provision of this Amendment shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. The provisions of this letter agreement are binding solely upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each person executing this Amendment on behalf of a party represents and warrants that such person is duly authorized to execute this Amendment on behalf of, and that this Amendment is binding upon, such party.

AGREED TO AND ACCEPTED:

KURT A. JOHNSON JR.

   /s/ Kurt A. Johnson Jr.

TIDAL POWER GROUP LLC,

a Texas limited liability company

By: /s/ Monty Janak

Printed Name: Monty Janak Title: Manager

ORBITAL INFRASTRUCTURE GROUP, INC.,

a Texas corporation,

(f/k/a Orbital Energy Group, Inc., a Colorado corporation)

By: /s/ William J. Clough

Printed Name: William J. Clough Title: Executive Chairman & CLO